EXHIBIT 99.1


January 30, 2004

Traded: NASDAQ

Symbol: AMNB

Contact:  Brad E. Schwartz - (434) 773-2242
          Senior Vice President/ Chief Financial Officer



For Immediate Release


                 American National Bankshares Inc. TO PRESENT AT
                    SOUTHEAST SUPER-COMMUNITY BANK CONFERENCE

DANVILLE, Va., / PRNewswire-FirstCall/ - Charles H. Majors, President and Chief Executive Officer, and Brad E. Schwartz, Senior Vice President and Chief Financial Officer, of American National Bankshares, Inc., (NASDAQ: AMNB), will be presenting at the Southeast Super-Community Bank Conference on Tuesday, February 3, in Atlanta, Georgia. The presentation is scheduled for 10:55 a.m. Eastern Time. Interested investors may access the presentation through a webcast at http://www.super-communitybanking.com/se/webcast.htm or through the Bank's website under American National Bankshares Inc. A replay of the presentation will be available approximately two hours after the presentation for up to 30 days after the event.

         American National Bankshares Inc. is the holding company of American National Bank and Trust Company, a community bank with fourteen offices in Danville, Chatham, Collinsville, Gretna, Martinsville, Henry County, and South Boston, Virginia, and Yanceyville, North Carolina. Services are also provided through eighteen ATMs, "AmeriLink" internet banking, and our 24-hour "Access American" phone banking. Banking subsidiaries include ANB Mortgage Corp. (secondary mortgage origination), ANB Investor Services (retail brokerage) and ANB Insurance Services (full-service insurance agency). Additional information is available on our website at www.amnb.com. The shares of American National Bankshares Inc. are traded on the NASDAQ National Market under the symbol "AMNB".